FOR IMMEDIATE RELEASE CONTACT: Stacey Sullivan

Brinker International

(800) 775-7290

BRINKER INTERNATIONAL ANNOUNCES DEPARTURE OF
BOARD MEMBER MICHAEL DIXON

DALLAS (November 28, 2012) - Brinker International, Inc. (NYSE: EAT), announces the resignation of Michael Dixon from its board of directors following his appointment as Senior Vice President and Chief Financial Officer of Ignite Restaurant Group, Inc. (NASDAQ: IRG).

Dixon joined the Brinker board in April 2011. In addition to the board at large, he served on the audit committee during his tenure.

"On behalf of the board of directors, we congratulate Mike on this new opportunity," said Doug Brooks, President, CEO and Chairman of the Board for Brinker International. "We will miss his financial and strategic acumen, and greatly appreciate his contributions to Brinker."

About Brinker International

Brinker International, Inc. (NYSE: EAT), is one of the world's leading casual dining restaurant companies, serving more than one million guests daily. Founded in 1975 and based in Dallas, Texas, Brinker owns or franchises 1,585 restaurants under the names Chili's® Grill & Bar (1,540 restaurants) and Maggiano's Little Italy® (45 restaurants). Brinker also holds a minority investment in Romano's Macaroni Grill®. For more information, visit www.brinker.com.

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